SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): SEPTEMBER 30, 1997
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                          GST Telecommunications, Inc.
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             (Exact name of registrant as specified in its charter)

        Canada                     1-12866             N/A
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

               4317 N.E. Thurston Way, Vancouver, Washington 98662
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     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (360) 254-4700

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.        OTHER EVENTS.

         On September 30, 1997, GST Telecom Hawaii, Inc. ("GTHI"), an indirect wholly-owned subsidiary of the Registrant, entered into a Credit Agreement and related documentation with TM Communications Hawaii LLC, an affiliate of Tomen Corporation ("Tomen") providing for a loan in the aggregate amount of $40,563,000 for development and construction of GTHI's Hawaiian Island submarine fiber optic network and various other terrestrial installations. In connection with the financing, which was provided under an existing facility, Tomen and an affiliate purchased an aggregate of 130,828 of the Registrant's common shares, without par value ("Common Shares") and acquired Warrants to purchase an aggregate of an additional 75,000 Common Shares for a purchase price of $1,375,000. The fully operational inter-island submarine system is the first to connect six of the major Hawaiian Islands. The terrestrial installations, which are in progress, include a fiber optic backbone across the island of Hawaii, a cable plant on Maui and three fiber optic rings on Oahu.


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ITEM 7.        FINANCIAL  STATEMENTS,   PRO  FORMA  FINANCIAL  INFORMATION  AND
                EXHIBITS

        (c)    Exhibits.

        99.1 Credit Agreement dated as of September 30, 1997 by and between GST Telecom Hawaii, Inc. and TM Communications Hawaii LLC.

        99.2 Service Agreement dated as of September 30, 1997 by and between Pacwest Network, Inc. and GST Telecom Hawaii, Inc.

        99.3 Management Agreement dated as of September 30, 1997 by and between Pacwest Network, Inc. and GST Telecom Hawaii, Inc.

        99.4 Agreement dated as of September 30, 1997 by and among GST Telecom Hawaii, Inc., GST Telecom Inc. and Pacwest Network, Inc.


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
                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GST TELECOMMUNICATIONS, INC.

Dated: October 7, 1997                      By:    /S/ CLIFFORD V. SANDER
                                                   ----------------------
                                                   Clifford V. Sander
                                                   Senior Vice President and
                                                   Treasurer


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